PTC Announces Q4 and FY’09 Results

Issues Q1 FY’10 Guidance and FY’10 Targets

NEEDHAM, Mass.— October 27, 2009 -- PTC (Nasdaq: PMTC), The Product Development Company®, today reported results for its fourth fiscal quarter and full fiscal year ended September 30, 2009.

Highlights
•	Q4 Results: Revenue of $246.3 million and non-GAAP EPS of $0.30
o	Non-GAAP operating margin of 18.4%; GAAP operating margin of 6.2%
o	GAAP EPS of $0.13, including $6.3 million restructuring charge to reduce operating expenses
o	Relative to Q4 guidance, currency was favorable to revenue by approximately $1.6 million and unfavorable to expenses by approximately $0.7 million

•	FY’09 Results: Revenue of $938.2 million and non-GAAP EPS of $0.80
o	Non-GAAP operating margin of 12.9%; GAAP operating margin of 2.1%
o	GAAP EPS of $0.27, including $22.7 million in restructuring charges to reduce operating expenses

•	FY 2010 Targets: Revenue of approximately $980 million and non-GAAP EPS of approximately $0.96
o	Non-GAAP operating margin of approximately 15%; GAAP operating margin of approximately 7%
o	GAAP EPS of approximately $0.43
o	Assumes $1.46 USD / EURO

•	Q1 Guidance: Revenue of $230 to $240 million and non-GAAP EPS of $0.12 to $0.18
o	GAAP EPS of ($0.02) to $0.04
o	Assumes $1.46 USD / EURO

The Q4 non-GAAP results exclude a $6.3 million restructuring charge, $14.6 million of stock-based compensation expense, $9.2 million of acquisition-related intangible asset amortization and $10.3 million of income tax adjustments.  The Q4 results include a non-GAAP tax rate of 21% and a GAAP tax benefit rate of 7%.

The FY’09 non-GAAP results exclude a $22.7 million restructuring charge, $43.3 million of stock-based compensation expense, $35.6 million of acquisition-related intangible asset amortization and acquired in-process research and development expenses and $39.6 million of income tax adjustments.  The FY’09 results include a non-GAAP tax rate of 21% and a GAAP tax benefit rate of 84%.

Results Commentary & Outlook
C. Richard Harrison, chairman and chief executive officer, commented, “We exit fiscal 2009 on solid financial footing with a product portfolio that has never been in better shape.  Our decision to invest in R&D through the downturn is paying off as we are seeing some very encouraging signs of market momentum, especially as it relates to our Windchill product suite.”

“Our constant currency non-GAAP FY’09 revenue was down 9% compared to last year,” continued Harrison.  “While license revenue was down 34%, maintenance and services revenue were up 3% and 1%, respectively, highlighting the stability of our business model and the support of a solid customer base.   We are continuing to see positive sequential data points: 1) we again delivered license revenue growth in all of our major geographies except Japan, 2) we had better license and total revenue in North America than we did in Q4’08, which was PTC’s best revenue quarter ever, 3) we won 2 additional strategically important “domino” accounts, and 4) we also had a number of other large Windchill competitive wins during Q4.”

“Our pipeline for new business opportunities remains strong and lead times to close enterprise deals seem to be shortening,” continued Harrison.  “We received major orders from leading organizations such as AVIC, Carrier, Deere & Company, General Atomics, Ingersoll Rand, ITT Corporation, and Stryker.”

James Heppelmann, president and chief operating officer added, “We remain focused on expanding and leveraging our technology leadership position.  We have significant further enhancements underway for Windchill, Pro/ENGINEER, Arbortext, Windchill ProductPoint, and our other core products.  We also continue to add to the breadth of our portfolio with future enhancements to our social product development initiative and our product analytics platform, which we launched in FY’09, and remain on target to launch our embedded software and program portfolio management platforms in FY’10.  We are very optimistic about the long-term opportunity for PTC and will continue to make strategic investments that we believe are critical to delivering value to our customers and gaining market share, while remaining committed to our goal of 20% non-GAAP EPS growth for 2010 and beyond.”

Neil Moses, chief financial officer, commented, “Our Q4 operating margins and EPS were stronger than expected primarily due to stronger than expected license revenue.  Our balance sheet remains solid with $235 million of cash, up from $231 million in Q3 primarily due to strong license sales.  We also have an additional $172 million available on our revolving credit facility.”

“Looking forward to FY’10, we are establishing a revenue target of $980 million and a non-GAAP EPS target of $0.96,” continued Moses.  “We expect that the actions we took in FY’09 to right-size our business to the current economic conditions, partially offset by some incremental investment in the business in FY’10 in support of our long-term growth objectives, will allow us to improve our non-GAAP operating margin to approximately 15%.”  The GAAP EPS target for FY’10 is $0.43.

“For Q1 we are initiating guidance of $230 to $240 million in revenue with non-GAAP EPS of $0.12 to $0.18,” Moses added.  The Q1 guidance assumes a non-GAAP tax rate of 23%, a GAAP tax rate of 21% and 121 million diluted shares outstanding.  The Q1 non-GAAP guidance excludes approximately $14 million of stock-based compensation expense, $9 million of acquisition-related intangible asset amortization expense and the related income tax effects.

The FY’10 target assumes a non-GAAP tax rate of 23%, a GAAP tax rate of 21% and 119 million diluted shares outstanding.  The FY’10 non-GAAP guidance excludes approximately $49 million of stock-based compensation expense, $35 million of acquisition-related intangible asset amortization and the related income tax effects.

Q4 Earnings Conference Call and Webcast
Supplemental financial and operating metric information and prepared remarks for the conference call will be posted to the investor relations section of our website simultaneously with this press release.  The prepared remarks will not be read live; the call will be primarily Q&A.

When:	Wednesday, October 28, 2009 at 8:30 a.m. Eastern Time

Dial-in:	1-888-566-8560 or 1-517-623-4768 Call Leader: Richard Harrison with Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

Replay:
The audio replay of this event will be archived for public replay until 4:00 p.m. (CT) on November 2, 2009 at 1-866-463-2193 or 1-203-369-1378. To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

FY’10 Investor Day and Webcast
PTC will host its FY’10 Investor Day on Tuesday, November 3, 2009 from 10:00am to 3:00pm (ET). This event will be held at the Grand Hyatt New York Hotel, Park Ave at Grand Central. To register, please contact Sharon Feintuck at 781-370-6909 or sfeintuck@ptc.com.

When:	Tuesday, November 3, 2009, from 10:00am to 3:00pm (ET)

Where:	http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=116312&eventID=2492231

Replay:	The presentation will be archived for public replay until November 6, 2009 at www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results.  Non-GAAP revenue excludes the effect of purchase accounting on the fair value of the acquired deferred revenue of CoCreate Software GmbH.  Non-GAAP operating expenses, margin and EPS exclude stock-based compensation expense, amortization of acquired intangible assets, acquired in-process research and development expense, restructuring charges, non-cash effects of liquidating subsidiaries, and the related tax effects of the preceding items and any one-time tax items.  PTC provides this non-GAAP information to facilitate period-to-period comparisons of its operational performance by adjusting for certain non-cash and certain episodic expenses.  We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to peer companies.  PTC management also uses this and other non-GAAP financial information to evaluate, manage and plan our business because the information provides additional insight into ongoing financial performance.  In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.  However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fiscal 2010 and other future financial expectations, anticipated tax rates, the expected impact of our planned strategic investments on our future success, the stability of our maintenance and services businesses, and the long-term prospects for PTC are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks include the possibility that our customers may not resume purchases of our solutions when we expect or that they may further reduce, defer or forego investment in our solutions in the current economic climate, the possibility that our customers may not renew maintenance or enter into services engagements at historic rates, the possibility that strategic customer wins may not generate the revenue we expect, the possibility that our strategic investments may not have the effects we expect, the possibility that we will experience a shortfall in revenue that causes us to decrease or eliminate planned strategic investments in our business, the possibility that our efforts to reduce our operating expenses may not have the effects we expect and could harm our operations, the possibility that we may be unable to attain or maintain a technology leadership position or that any such leadership position may not generate the revenue we expect, and the possibility that we may be unable to draw from our revolving credit facility when or to the extent we decide to do so.  In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses (including restructuring charges) and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.

PTC, The Product Development Company, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

About PTC (www.ptc.com)
PTC (Nasdaq: PMTC) provides discrete manufacturers with software and services to meet the globalization, time-to-market and operational efficiency objectives of product development. Using the company’s PLM and CAD solutions, organizations in the Industrial, High-Tech, Aerospace and Defense, Automotive, Consumer and Medical industries are able to support key business objectives and create innovative products that meet customer needs and comply with industry regulations.

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PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

Revenue:
License	$70,688	$103,632	$212,710	$332,380
Service	175,655	195,915	725,475	737,950
Total revenue	246,343	299,547	938,185	1,070,330

Costs and expenses:
Cost of license revenue(1)	7,758	9,560	29,962	30,123
Cost of service revenue(1)	65,592	79,226	279,797	300,663
Sales and marketing(1)	76,297	83,731	301,369	306,880
Research and development(1)	48,826	47,366	188,501	182,022
General and administrative(1)	22,295	23,176	80,670	87,829
Amortization of acquired intangible assets	4,110	4,327	15,620	15,579
In-process research and development	--	--	300	1,887
Restructuring charges	6,274	4,735	22,671	20,102
Total costs and expenses	231,152	252,121	918,890	945,085

Operating income	15,191	47,426	19,295	125,245
Other expense, net	(312)	(500)	(2,124)	(6,359)
Income before income taxes	14,879	46,926	17,171	118,886
Provision for (benefit from) income taxes	(1,021)	10,422	(14,351)	39,184
Net income	$15,900	$36,504	$31,522	$79,702
Earnings per share:
Basic	$0.14	$0.32	$0.27	$0.70
Weighted average shares outstanding	115,288	113,829	114,950	113,703
Diluted	$0.13	$0.31	$0.27	$0.68
Weighted average shares outstanding	119,379	118,780	117,359	117,870

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

Cost of license revenue	$22	$12	$50	$38
Cost of service revenue	2,562	2,305	8,163	9,172
Sales and marketing	4,205	3,296	12,797	12,229
Research and development	2,404	2,500	8,214	9,429
General and administrative	5,362	3,602	14,104	13,528
Total stock-based compensation	$14,555	$11,715	$43,328	$44,396

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
GAAP revenue	$246,343	$299,547	$938,185	$1,070,330
Fair value adjustment of acquired CoCreate deferred maintenance revenue	--	668	--	4,588
Non-GAAP revenue	$246,343	$300,215	$938,185	$1,074,918

GAAP operating income	$15,191	$47,426	$19,295	$125,245
Fair value adjustment of acquired CoCreate deferred maintenance revenue	--	668	--	4,588
Stock-based compensation	14,555	11,715	43,328	44,396
Amortization of acquired intangible assets included in cost of license revenue	5,082	5,991	19,674	19,841
Amortization of acquired intangible assets included in cost of service revenue	--	16	8	67
Amortization of acquired intangible assets	4,110	4,327	15,620	15,579
In-process research and development	--	--	300	1,887
Restructuring charges	6,274	4,735	22,671	20,102
Non-GAAP operating income	$45,212	$74,878	$120,896	$231,705

GAAP net income	$15,900	$36,504	$31,522	$79,702
Fair value adjustment of acquired CoCreate deferred maintenance revenue	--	668	--	4,588
Stock-based compensation	14,555	11,715	43,328	44,396
Amortization of acquired intangible assets included in cost of license revenue	5,082	5,991	19,674	19,841
Amortization of acquired intangible assets included in cost of service revenue	--	16	8	67
Amortization of acquired intangible assets	4,110	4,327	15,620	15,579
In-process research and development	--	--	300	1,887
Restructuring charges	6,274	4,735	22,671	20,102
One-time non-cash loss included in other expense, net (2)	--	--	--	6,206
Income tax adjustments (3)	(10,308)	(9,984)	(39,552)	(32,355)
Non-GAAP net income	$35,613	$53,972	$93,571	$160,013

GAAP diluted earnings per share	$0.13	$0.31	$0.27	$0.68
Stock-based compensation	0.12	0.10	0.37	0.38
All other items identified above	0.05	0.04	0.16	0.30
Non-GAAP diluted earnings per share	$0.30	$0.45	$0.80	$1.36

Weighted average shares outstanding – diluted	119,379	118,780	117,359	117,870

(2)	Reflects a one-time non-cash loss from the liquidation of certain legal entities related to previous acquisitions.
(3)
Reflects the tax effect of non-GAAP adjustments above, as well as the effect of a $7.6 million one-time tax benefit recorded in the second quarter of 2009 due to the recognition of deferred tax assets in a foreign jurisdiction.

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	September 30,
	2009	2008

ASSETS

Cash and cash equivalents	$235,122	$256,941
Accounts receivable, net	166,591	201,509
Property and equipment, net	58,105	55,253
Goodwill and acquired intangibles, net	596,517	587,537
Other assets	293,877	248,333

Total assets	$1,350,212	$1,349,573

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$234,270	$258,295
Borrowings under revolving credit facility	57,880	88,505
Other liabilities	296,481	300,248
Stockholders' equity	761,581	702,525

Total liabilities and stockholders' equity	$1,350,212	$1,349,573

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

Cash flows from operating activities:
Net income	$15,900	$36,504	$31,522	$79,702
Stock-based compensation	14,555	11,715	43,328	44,396
Depreciation and amortization	16,052	16,537	61,610	60,021
Accounts receivable	(10,566)	(27,813)	56,889	42,006
Accounts payable and accruals (4)	10,705	15,915	(19,281)	(13,240)
Deferred revenue	(24,556)	(14,228)	(27,256)	2,077
In-process research and development	--	--	300	1,887
Income taxes	(13,329)	2,933	(66,700)	4,578
Other	(3,288)	(429)	2,358	813
Net cash provided by operating activities	5,473	41,134	82,770	222,240

Capital expenditures	(6,278)	(4,947)	(30,087)	(25,439)
Acquisitions of businesses, net of cash acquired (5)	--	--	(32,790)	(261,592)
Proceeds from (payments on) debt, net	--	(10,860)	(31,951)	88,139
Repurchases of common stock	(4,576)	--	(14,157)	(27,297)
Other investing and financing activities	2,256	4,928	562	1,615
Foreign exchange impact on cash	6,902	(15,334)	3,834	(3,996)

Net change in cash and cash equivalents	3,777	14,921	(21,819)	(6,330)
Cash and cash equivalents, beginning of period	231,345	242,020	256,941	263,271
Cash and cash equivalents, end of period	$235,122	$256,941	$235,122	$256,941

(4)	Includes accounts payable, accrued expenses, and accrued compensation and benefits.
(5)	Acquisitions of businesses:
a.	The third quarter of 2009 includes $24 million for our acquisition of Relex, net of cash acquired.
b.	The first quarter of 2009 includes $7 million for our acquisition of Synapsis and $1 million for a contingent purchase price earned during the quarter related to a prior acquisition.
c.	The first quarter of 2008 includes $248 million for our acquisition of CoCreate and $14 million for two other acquisitions, net of cash acquired.